Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund XI, L.P. Fact Sheet        XI

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
Alstom Power	SOLD	9%
Avaya	100%	9%
Cort	SOLD	24%
47320 Kato Road (Formerly known as Fairchild Technologies)	100%	9%
Gartner	SOLD*	26%
360 Interlocken Boulevard	93%	9%
Iomega	100%	9%
Johnson Matthey	SOLD	26%
Ohmeda	100%**	9%
20/20 Building (Formerly known as the Sprint building)	0%	26%
111 Southchase Blvd. (Formerly known as the EYBL CarTex building)	0%	26%

WEIGHTED AVERAGE	35%

*	Sold on April 13, 2005.
**	Lease expires April 30, 2005.

FUND FEATURES

OFFERING DATES	December 1997 – December 1998

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	79% to 21%

AMOUNT RAISED	$16,532,802

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund XI is in the holding phase of its life cycle. The Fund originally owned interests in 11 properties, but four properties have already been sold. Our focus at this time involves increasing the current occupancy level within the portfolio and concentrating on re-leasing and marketing efforts that we believe will deliver the best operating performance for our investors.

The start of 2005 has brought a number of positive events. The Alstom Power building was sold for $12,000,000, well above the original purchase price for this asset. After the close of the quarter, the Gartner Building was sold as part of a larger portfolio sale, and this transaction also reflected a significant increase over the initial purchase price. Lastly, we announced the first distribution of net sale proceeds to the limited partners, scheduled for the second quarter 2005, totaling $2,300,000 from the sales of the Cort and Johnson Matthey buildings.

The weighted-average occupancy for the portfolio has fallen to 35% with the sales of two well-leased assets in 2005. We face some near-term leasing issues that may negatively affect our operating performance. The 111 Southchase and 20/20 (formerly known as the Sprint building) buildings are 100% vacant, and one other lease — Ohmeda — expires in April 2005. While these leasing challenges may impact performance, we are working aggressively with existing and potential tenants in these markets to minimize any negative effects to the extent possible.

The first quarter 2005 operating distributions to the Class “A” unit holders were 2.0%, after reserving distributions in the prior quarter. The General Partners anticipate that operating distributions may be reserved or remain low in the near term due to various issues, including: (i) leasing costs for the remaining vacant space at the 360 Interlocken building; (ii) re-leasing costs for the 20/20, 111 Southchase, and Ohmeda buildings; (iii) funding other capital improvements for the 20/20 building; and (iv) reduced cash flow due to the property sales. Once the details surrounding the extent of the capital requirements become known, the General Partners will evaluate if further distributions of the net sale proceeds from the property sales are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	As mentioned previously, the Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $1,027,219 were allocated to Fund XI, and the General Partners will review the potential capital needs at the remaining properties in the Fund to determine if all or a portion of these proceeds can be distributed in 2005.

•	The Avaya building in Oklahoma City, Oklahoma, is 100% leased through January 2008.

Continued on reverse

Wells Real Estate Fund XI, L.P. Fact Sheet        XI

DATA AS OF MARCH 31, 2005

•	The Cort building was sold in September 2003, and net sale proceeds of $1,315,906 have been allocated to the Fund. The General Partners plan to distribute these proceeds to the limited partners in the second quarter 2005.

•	We have signed a new lease at 47320 Kato Road, located in Fremont, California, in the Silicon Valley area. TCI International previously subleased the building from Fairchild Technologies. We have now completed a direct lease with TCI, beginning in December 2004 and extending through November 2009.

•	The Gartner building, located in Fort Myers, Florida, was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the Fund from this sale were approximately $3,255,000. The General Partners will review the potential capital needs at the remaining properties in the Fund to determine if all or a portion of these proceeds can be distributed in 2005.

•	The 360 Interlocken Boulevard property is located in the Broomfield submarket of Denver, Colorado. The majority of this building is leased to Gaiam through May 2008, now that we have successfully extended their lease for three years. We recently signed two new leases that increased the building occupancy to 93% in the first quarter 2005. We also continue to pursue tenants for the remaining vacancy at this property.

•	The Iomega building, located in Ogden, Utah, outside Salt Lake City, is 100% leased through April 2009.

•	The Johnson Matthey property was sold on October 5, 2004, and $2,529,819 in net sale proceeds has been allocated to Fund XI. The General Partners plan to distribute $984,094 to the limited partners in the second quarter 2005. The remaining net sale proceeds are being reserved to fund capital costs discussed previously.

•	The Ohmeda building is located in Louisville, Colorado, adjacent to the Broomfield submarket. The lease for this property expires in April 2005, and we are focused on lease negotiations for this asset.

•	The 20/20 Building, located in Kansas City, Kansas, is currently vacant. We have engaged our local leasing team and are marketing this asset aggressively for lease.

•	The 111 Southchase Boulevard building in Greenville, South Carolina, is currently vacant. We are pursuing a number of market opportunities for this asset.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$10	$4.84	N/A	$0.00	$7.40

PER “B” UNIT	$10	$0.00	$6.53	$0.00	$11.73

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	2.00%	—	—	—	—
2004	Reserved	6.50%	2.00%	Reserved	2.13%
2003	8.00%	6.50%	8.00%	6.50%	7.25%
2002	9.50%	9.50%	9.50%	9.00%	9.38%
2001	9.75%	9.75%	9.75%	9.75%	9.75%
2000	9.00%	9.25%	9.50%	9.75%	9.38%
1999	6.00%	6.00%	8.00%	8.24%	7.06%
1998	0.00%	0.00%	6.00%	6.00%	3.00%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
8.38%	16.75%	10.48%	9.85%	11.13%	6.96%

For further information, please refer to Fund XI’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

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6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds